Exhibit 10.20.2

Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

AMENDMENT NO. 2 TO MASTER REPURCHASE AGREEMENT

This Amendment No. 2 to Master Repurchase Agreement, dated as of September 28, 2018 (this “Amendment”), by and among Nomura Corporate Funding Americas, LLC (“Buyer”) and Finance of America Commercial LLC (the “Seller”).

RECITALS

Buyer and Seller are parties to that certain Master Repurchase Agreement, dated as of August 18, 2017 (as amended by Amendment No. 1 to Master Repurchase Agreement dated as of September 29, 2017, the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Change in Control” in its entirety and replacing it with the following:

“Change in Control” shall mean:

(a) any transaction or event as a result of which UFG Holdings LLC does not own, directly or indirectly, at least [***]of the Capital Stock of Seller; or

(b) any transaction or event as a result of which UFG Holdings LLC and Buy to Rent Holdings L.P. fail to own, directly or indirectly, on a combined basis, [***] of the Capital Stock of Seller;

(c) the sale, transfer, or other disposition of all or an amount equivalent to [***] or more of Seller’s assets (excluding any such action taken in connection with any securitization or whole loan transaction); or

(d) Seller elects to be taxed as a real estate investment trust, as defined under Section 856 of the Code.

SECTION 2. Notice of Proceedings or Adverse Change. Section 13(c)(iv) of the Existing Repurchase Agreement is hereby amended by deleting clause (C) in its entirety and replacing it with the following:

(C) (i) any breach of the Subordinated Loan Agreement, (ii) any Margin Call (as such term is defined in the Subordinated Loan Agreement) notices, together with a copy thereof or (iii) if the Subordinated Loan Agreement has been modified, amended, terminated, altered or renewed, together with a fully-executed copy of the related amendment (if applicable);

SECTION 3. Conditions Precedent. This Amendment shall become effective on the date hereof, subject to the satisfaction of the following conditions precedent:

(a) Buyer’s receipt of this Amendment, executed and delivered by the Seller and the Buyer, in form and substance satisfactory to Buyer; and

(b) Buyer’s receipt of the Amendment No. 5 to Pricing Side Letter, executed and delivered by the Seller and the Buyer, in form and substance satisfactory to Buyer.

SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.

SECTION 5. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Counterparts may be delivered electronically.

SECTION 6. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Buyer

By:	/s/ Jack Kattan
Name:	Jack Kattan
Title:	Managing Director

Signature Page to Amendment No. 2 to Master Repurchase Agreement (Nomura/FACo)

FINANCE OF AMERICA COMMERCIAL LLC

By:	/s/ Graham Fleming
Name:	Graham Fleming
Title:	Chief Administrative Officer

Signature Page to Amendment No. 2 to Master Repurchase Agreement (Nomura/FACo)